UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

PDC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-860-5800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2014, PDC Energy, Inc., a Nevada corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with LR–Mountaineer Holdings, L.P., a Delaware limited partnership (“LRMH” and together with the Company, “Sellers”), PDC Mountaineer, LLC, a Delaware limited liability company (“Target”), and PDC Mountaineer Holdings, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Sellers agreed to sell all of the issued and outstanding limited liability company interests of Target (the “Interests”) to Buyer for an aggregate purchase price of $500 million, approximately $80 million of which will be evidenced by a promissory note from Buyer to Sellers (the “Purchase Price”), subject to customary adjustments to the Purchase Price (the “Transaction”). PDC’s net pre-tax proceeds from the sale, after its share of JV debt repayment and other working capital adjustments, is expected to be approximately $190 million, comprised of $150 million in cash and a $40 million note. Target owns certain oil and gas leasehold interests, mineral interests and related midstream and other assets (the “Assets”) located in West Virginia and Pennsylvania.

The Purchase Agreement includes customary representations, warranties, covenants, and indemnities by Sellers and Buyer. The consummation of the Transaction is subject to certain closing conditions as well as customary termination rights of Sellers and Buyer. If the Transaction is consummated, the final Purchase Price will be equally apportioned between the Company and LRMH.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit 2.1	Purchase and Sale Agreement dated July 29, 2014 by and among PDC Energy, Inc. and LR-Mountaineer Holdings, L.P., as Sellers, PDC Mountaineer, LLC, and PDC Mountaineer Holdings, LLC, as Buyer. The exhibits and schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits and schedules will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2014

PDC ENERGY, INC.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

Exhibit Index

Exhibit Number	Title of Document

Exhibit 2.1	Purchase and Sale Agreement dated July 29, 2014 by and among PDC Energy, Inc. and LR-Mountaineer Holdings, L.P., as Sellers, PDC Mountaineer, LLC, and PDC Mountaineer Holdings, LLC, as Buyer. The exhibits and schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits and schedules will be furnished to the U.S. Securities and Exchange Commission upon request.